Exhibit 31.02
CERTIFICATIONS
I, Geoffrey G. Ribar, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Cadence Design Systems, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Geoffrey G. Ribar
Geoffrey G. Ribar
Senior Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)
Date: July 10, 2015